Exhibit 99.2

FOR IMMEDIATE RELEASE

PHARMACOPEIA CLOSES $8.47 MILLION EQUITY FINANCING

Princeton, New Jersey, August 2, 2005 — Pharmacopeia (Nasdaq: PCOP) today announced that it has closed a private placement financing of 2,470,000 common shares to institutional investors for aggregate gross proceeds of approximately $8.47 million. Jefferies & Company, Inc. acted as financial advisor and sole placement agent for the financing.

“Proceeds from this financing will allow Pharmacopeia to continue to advance its internal therapeutic programs,” stated Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia.  “With the  added support of this new group of investors, we will continue to build our development capability and pave the way for our candidates to progress towards clinical trials.”

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.  Pharmacopeia expects to file a registration statement on Form S-3 promptly after the closing of the transaction for purposes of registering the resale of the shares of common stock issued in the private placement.

ABOUT PHARMACOPEIA

Pharmacopeia creates and delivers novel therapeutics to address significant medical needs. Using proprietary technologies and processes, Pharmacopeia discovers and develops novel drug candidates to advance internally as well as with strategic partners. The company is advancing multiple internal programs — focused primarily on immunobiology and immunological diseases — to validation in clinical trials. Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into human clinical trials with further programs in late-stage pre-clinical development. Beyond these, the company has developed a pipeline of approximately 40 partnered and internal programs in discovery that are expected to drive the company’s clinical portfolio in the future.

Contact:
Michio Soga Executive Vice President and Chief Financial Officer Pharmacopeia Drug Discovery, Inc.
(609) 452-3643
irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press

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release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s intentions regarding the establishment and continuation of drug discovery collaborations with leading pharmaceutical and biotechnology organizations, in particular, the continuation and funding level of such continuation of Pharmacopeia’s existing collaborations with Schering-Plough and N.V. Organon, Pharmacopeia’s ability to build its pipeline of novel drug candidates, both through its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia’s ability to raise additional capital, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-Q filed on May 16, 2005, its Report on Form 10-K filed on March 23, 2005 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.